EXHIBIT 99.2

                                **PRESS RELEASE**

Contact:
Thomas F. Gibney, President and CEO
(845) 778-2171


                      HOMETOWN BANCORP, INC. BEGINS TRADING


         Walden, New York, June 29, 2007 -Hometown Bancorp, Inc., the holding company for Walden Federal Savings and Loan Association, announced that its common stock began trading today on the OTC Bulletin Board under the symbol "HTWC."

           The Company completed its offering on June 28, 2007, and sold 1,071,225 shares of common stock to subscribers at a price of $10.00 per share. The Company also issued 1,309,275 shares of its common stock to Hometown Bancorp MHC.

         Subscribers may obtain their allocations by contacting the Company's Stock Information Center at (800) 263-5216.